For Immediate Release
Media Contacts:
Tim Bixby LivePerson, Inc. (212) 609-4200 bixby@liveperson.com	Budd Zuckerman Genesis Select Corp. (303) 415-0200 budd@genesisselect.com

LivePerson Reports Record Revenue of $52.2 Million, Up 56% from Prior Year and
Fourth Quarter Revenue Increase of 62% to $16.8 Million

•	Significant expansion in Western Europe highlights enterprise sales in quarter
•	Expansion in largest enterprise accounts continues to strengthen
•	Acquisition of Kasamba, Inc. closed on October 3, 2007
•	Quarterly sequential revenue growth is 9%, excluding Kasamba impact
•	EPS in fourth quarter is $0.05, full year is $0.12
•	EBITDA per share in fourth quarter is $0.06, full year is $0.21

NEW YORK, NY - February 13, 2008 - LivePerson, Inc. (Nasdaq: LPSN), a provider of online engagement solutions that facilitate real-time assistance and trusted expert advice, today announced financial results for the fourth quarter and full year ended December 31, 2007.

Revenue

Revenue for the fourth quarter was $16.8 million, a 62% increase from the fourth quarter of 2006, and a 31% sequential increase versus the third quarter of 2007. Excluding the impact of the acquisition of Kasamba, Inc., revenue for the fourth quarter was $13.9 million, a 35% increase from the fourth quarter of 2006, and a 9% sequential increase versus the third quarter of 2007. The Kasamba transaction closed on October 3, 2007.

Revenue for the full year 2007 was $52.2 million, a 56% increase from $33.5 million in the prior year. Revenue growth was due primarily to expansion of existing deployments of TimpaniTM Sales & Marketing, continuing strong sales to small and mid-size business customers, as well as the impact of the Kasamba acquisition. Excluding the impact of Kasamba, revenue for the year was $49.4 million, representing a 47% annual increase.

“The fourth quarter was a very strong finish for us,” CEO Robert LoCascio said. “It capped a terrific year where we delivered 56% revenue growth and expanded operating margins, while strongly positioning ourselves to expand into the consumer market with the acquisition of Kasamba, Inc.”

Client Expansion

Strengthening its international presence, LivePerson generated new business and expanded existing implementations with leading companies in Western Europe including:

▪	COFIDIS, France’s leader in “distance” consumer credit
▪	British Sky Broadcasting (Sky), a provider of pay TV, broadband and telephony services
▪	Lloyds TSB, a leading UK-based financial services group
▪	HBOS, the UK's largest mortgage and savings provider
▪	BT, one of the world's leading providers of communications solutions and services

The company also expanded US and international business with several existing US-based customers including:

▪	Saturn, a leading North American automaker
▪	Orbitz, a leading online travel company
▪	Cisco Systems, the worldwide leader in networking for the Internet
▪	An industry leader in personal computers and digital media
▪	A global provider of the world’s leading systems, software and services

Net Income

Net income for the fourth quarter of 2007 was $2.4 million or $0.05 per share as compared to net income of $1.2 million or $0.03 per share in the fourth quarter of 2006, and net income of $1.6 million or $0.03 per share in the third quarter of 2007. Net income for the year was $5.8 million or $0.12 per share, as compared to $2.2 million or $0.05 per share in the prior year. Included in net income for the three and twelve months ended December 31, 2007 is a net tax benefit of $1.7 million, resulting from the release of the company’s remaining valuation allowance against deferred tax assets based on current estimates of future taxable income. Included in net income for the three and twelve months ended December 31, 2006 is a similar net tax benefit of $0.4 million.

Also included in net income for the three and twelve months ended December 31, 2007 and December 31, 2006, is the impact of amortization of stock-based compensation expense as detailed in the table below, related to the adoption of SFAS No. 123(R) as of January 1, 2006.

Adjusted Net Income and EBITDA

Adjusted net income for the quarter, or net income excluding the impact of amortization of intangible assets and stock-based compensation, was $4.4 million or $0.09 per share, including a benefit from income taxes of $1.7 million. Adjusted net income for the full year was $11.5 million or $0.25 per share, also including the benefit from income taxes of $1.7 million.

Earnings before interest, taxes, depreciation, amortization and stock-based compensation (EBITDA) for the fourth quarter of 2007 was $2.8 million as compared to $1.9 million in the fourth quarter of 2006 and $2.7 million in the third quarter of 2007. EBITDA for the year was $9.7 million as compared to $5.3 million in the prior year.

A reconciliation of the differences between EBITDA and adjusted net income and the most comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) is located under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Income included in this press release. The difference between EBITDA per share, a non-GAAP measure, and GAAP EPS, is interest, taxes, depreciation, amortization and stock-based compensation. The difference between adjusted net income per share and GAAP EPS is amortization of intangible assets and stock-based compensation.

LivePerson considers EBITDA, cash from operations and adjusted net income to be important financial indicators of the company's operational strength and the performance of its business. These results should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

The company’s cash balance decreased by approximately $4.0 million to $26.2 million at December 31, 2007 as compared to $30.2 million as of September 30, 2007. The current cash balance reflects the fourth quarter payment of the cash portion of the consideration paid for Kasamba of $9.0 million, partially offset by $1.6 million of cash acquired in the transaction and cash from operations.

Kasamba Acquisition

As previously disclosed, the acquisition of Kasamba closed on October 3, 2007. Kasamba has created one of the world’s largest communities of chat-based paid experts, with more than a million monthly site visitors. The acquisition signifies LivePerson’s commitment to expanding its global presence as a leader in real-time online solutions, through a direct link with online consumers seeking expert advice.

Financial Expectations

First Quarter 2008 Guidance
•	Revenue of $17.3 - $17.5 million, or approximately 4% quarterly sequential revenue growth
•	Revenue growth excluding the impact in both Q4 2007 and Q1 2008 of Kasamba is expected to be approximately 5% - 6% sequentially
•	EBITDA of $0.04 - $0.05 per share
•	Adjusted net income of $0.04 - $0.05 per share
•	GAAP EPS of $0.01
•	Fully diluted share count of approximately 51.0 million

Full Year 2008 Guidance
•	Revenue of $77 - $79 million, or approximately 50% annual growth
•	Kasamba revenue of $12.0 - $12.5 million
•	EBITDA of $0.22 - $0.24 per share
•	Adjusted net income of $0.20 - $0.21 per share
•	GAAP EPS of $0.04 - $0.05
•	An estimated effective tax rate of 55%
•	Fully diluted share count of approximately 51.5 million

The GAAP EPS expectations already include the estimated impact of a change in accounting policy related to adopting SFAS 123(R) as of January 1, 2006. The impact is expected to decrease net income per share by $0.02 and $0.11, for the first quarter and the full year 2008, respectively. This impact may change based upon additional stock option grants, if any, methodology refinement or other factors.

2007 Non-cash Stock Compensation Expenses

Included in the accompanying financial results are expenses related to non-cash stock compensation, as follows (in thousands):

	Q4 2007	Full Year 2007
Cost of revenue	$161	$475
Product development	502	1,360
Sales and marketing	299	1,047
General and administrative	278	999
Total	$1,240	$3,881

2007 Amortization of Intangible Assets

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

	Q4 2007	Full Year 2007
Cost of revenue	$307	$529
Product development	95	128
General and administrative	391	1,116
Total	$793	$1,773

LivePerson, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Total revenue	$16,775	$10,347	$52,228	$33,521

Operating expenses:
Cost of revenue	4,334	2,376	13,534	7,621
Product development	2,999	1,783	9,032	5,062
Sales and marketing	5,654	3,258	16,124	11,864
General and administrative	2,855	1,853	9,208	6,542
Amortization of other intangibles	391	472	1,116	1,383
Total operating expenses	16,233	9,742	49,014	32,472

Income from operations	542	605	3,214	1,049

Other income, net	152	202	896	715

Income before benefit from income taxes, net	694	807	4,110	1,764

Benefit from income taxes, net	1,711	438	1,711	438

Net income	$2,405	$1,245	$5,821	$2,202

Basic net income per common share	$0.05	$0.03	$0.13	$0.06

Diluted net income per common share	$0.05	$0.03	$0.12	$0.05

Weighted average shares outstanding used in basic net
income per common share calculation	47,336,618	40,979,922	43,696,378	39,680,182

Weighted average shares outstanding used in diluted net
income per common share calculation	50,384,112	44,591,617	46,814,080	43,345,232

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income in accordance with generally
accepted accounting principles	$2,405	$1,245	$5,821	$2,202
Add/(less):
(a) Amortization of intangibles	793	472	1,773	1,383
(b) Stock-based compensation	1,240	600	3,881	2,179
(c) Depreciation/Loss on disposal of fixed assets	217	216	802	666
(d) Benefit from income taxes	(1,711)	(438)	(1,711)	(438)
(e) Interest income, net	(152)	(202)	(896)	(715)
EBITDA (1)	$2,792	$1,893	$9,670	$5,277
Diluted EBITDA per common share	$0.06	$0.04	$0.21	$0.12

Weighted average shares used in diluted EBITDA
per common share	50,384,112	44,591,617	46,814,080	43,345,232

Net income in accordance with generally
accepted accounting principles	$2,405	$1,245	$5,821	$2,202
Add:
(a) Amortization of intangibles	793	472	1,773	1,383
(b) Stock-based compensation	1,240	600	3,881	2,179
Adjusted net income	$4,438	$2,317	$11,475	$5,764
Diluted Adjusted net income per common share	$0.09	$0.05	$0.25	$0.13

Weighted average shares used in diluted adjusted net income
per common share	50,384,112	44,591,617	46,814,080	43,345,232

EBITDA	$2,792	$1,893	$9,670	$5,277
Add/(less):
(a) Changes in operating assets and liabilities	1,184	427	1,593	(1,282)
(b) Provision for doubtful accounts	30	8	103	38
(c) Benefit from income taxes	1,711	438	1,711	438
(d) Deferred income taxes	(1,459)	(2,581)	(4,980)	(2,581)
(e) Interest income, net	152	202	896	715
Net cash provided by operating activities	$4,410	$387	$8,993	$2,605

(1) Earnings before interest, taxes, depreciation, amortization and stock-based compensation.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	December 31, 2007	December 31, 2006

ASSETS

Current assets:
Cash and cash equivalents	$26,222	$21,729
Accounts receivable, net	6,026	4,269
Prepaid expenses and other current assets	1,802	1,317
Deferred tax assets, net	42	-
Total current assets	34,092	27,315

Property and equipment, net	3,733	1,124
Intangibles, net	6,953	2,640
Goodwill	51,684	9,673
Deferred tax assets, net	4,202	1,580
Security deposits	499	299
Other assets	1,325	684
Total assets	$102,488	$43,315

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,067	$813
Accrued expenses	9,191	3,754
Deferred revenue	4,000	3,256
Deferred tax liabilities, net	193	259
Total current liabilities	16,451	8,082

Other liabilities	1,325	684

Commitments and contingencies

Total stockholders' equity	84,712	34,549
Total liabilities and stockholders' equity	$102,488	$43,315

About LivePerson
LivePerson is a provider of online engagement solutions that facilitate real-time assistance and trusted expert advice. Connecting businesses and experts with consumers seeking help on the Web, LivePerson’s hosted software platform creates more relevant, compelling and personalized online experiences. Every month, LivePerson’s intelligent platform helps millions of people succeed online; more than 6,000 companies, including EarthLink, Hewlett-Packard, Microsoft, Qwest, and Verizon, rely on LivePerson to maximize the impact of the online channel. LivePerson is headquartered in New York City.

Non-GAAP Financial Disclosure
Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation, amortization and stock-based compensation, and adjusted net income, or net income excluding amortization of intangible assets and stock-based compensation, information contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we are under no obligation to inform you if they do. Our company policy is generally to provide our expectations only once per quarter, and not to update that information until the next quarter. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: risks related to the operational integration of acquisitions; risks related to our increased operations in the direct-to-consumer market; risks related to our international operations, particularly our operations in Israel, and the civil and political unrest in that region; our history of losses; potential fluctuations in our quarterly and annual results; impairments to goodwill that result in significant charges to earnings; responding to rapid technological change and changing client preferences; competition in the real-time sales, marketing, customer service and online engagement solutions market; continued use by our clients of the LivePerson services and their purchase of additional services; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to adverse business conditions experienced by our clients; our dependence on key employees; competition for qualified personnel; the impact of new accounting rules, including the requirement to expense stock options; the possible unavailability of financing as and if needed; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; our dependence on the continued use of the Internet as a medium for commerce and the viability of the infrastructure of the Internet; and risks related to the regulation or possible misappropriation of personal information. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.